Exhibit 99.(17)(b)

Batterymarch

U.S. Small Capitalization

Equity Portfolio

Annual Report to Shareholders

December 31, 2007

Annual Report to Shareholders

Management’s Discussion of Fund Performance

Batterymarch U.S. Small Capitalization Equity Portfolio

Total returns for the Fund and some comparative indices for various periods ended December 31, 2007, are presented below:

		Average Annual Total Returns
	One Year	Three Years	Five Years	Since Inception(A)
Batterymarch U.S. Small Capitalization Equity:
Institutional Class	-0.63%	+4.53%	+13.07%	+5.62%
Financial Intermediary Class	-1.12%	+4.06%	N/A	+11.95%
Russell 2000 Index(B)	-1.57%	+6.80%	+16.25%	+4.98%
Russell 1000 Index(C)	+5.77%	+9.08%	+13.43%	+2.80%
Russell 2000 Value Index(D)	-9.78%	+5.27%	+15.80%	+12.41%
Russell 2000 Growth Index(E)	+7.05%	+8.11%	+16.50%	-1.87%

The performance data quoted represent past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The Russell 2000 Index had a return of -1.57% for the year 2007. Large-capitalization stocks outperformed small caps for the period, and growth outperformed value across market capitalization bands. The Russell 2000 Growth Index was up 7.05% for the year while its value counterpart declined 9.78%. While the best performing sector for the Russell 2000 Index was materials, which rose 21%, followed by energy services, energy and health care, the index return was led down by several sectors that fell more than 20%. These were the financials-banks, retailers, financials-diversified and financials-real estate sectors, comprising over 20% of the Russell 2000 Index.

The Fund’s Institutional Class had a return of -0.63% for the year. Stock selection detracted from the portfolio’s performance, particularly in the consumer staples and services and distribution sectors, although selection was positive in materials and consumer services. Sector allocations added value for the Fund, particularly the overweights relative to the index in materials, energy services, energy and health care, and relative underweights in banks, retailers, real estate and financials-diversified. The portfolio was broadly diversified and attractively valued relative to the benchmark, with a lower 12-month forward price/earnings (P/E) ratio, 13.2x compared with 15.3x, and a higher two-year earnings growth rate, 26.2% compared with 22.6%.

Batterymarch Financial Management, Inc.

January 24, 2008

(A)

The Fund’s Institutional Class inception date is March 13, 2000. The Financial Intermediary Class inception date is January 9, 2003. Index returns are for periods beginning February 29, 2000. The Fund changed its fiscal year end from March 31 to December 31, effective December 31, 2007.

(B)

An unmanaged index comprised of the 2,000 smallest of the 3,000 largest U.S. companies based on market capitalization. Although it is not possible to invest directly in an index, it is possible to purchase investment vehicles designed to track the performance of certain indices.

(C)	Measures the performance of 1,000 of the largest capitalized U.S. domiciled companies.
(D)	Measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.
(E)	Measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

N/A—Not applicable.

Annual Report to Shareholders

Expense Example

Batterymarch U.S. Small Capitalization Equity Portfolio

As a shareholder of the Fund, you incur ongoing costs, including management fees; distribution and service (12b-1) fees on Financial Intermediary Class shares; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested on July 1, 2007, and held through December 31, 2007.

Actual Expenses

The first line for each class in the table below provides information about actual account values and actual expenses for each class. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account if your shares were held through the entire period.

Hypothetical Example for Comparison Purposes

The second line for each class in the table below provides information about hypothetical account values and hypothetical expenses based on the relevant class’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the class’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples for the relevant class that appear in the shareholder reports of other funds.

The expenses shown in the table are meant to highlight your ongoing costs only and do not reflect the effect of the redemption fee, which is a transaction cost.(A) Therefore, the hypothetical line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds if they have different transaction fees. In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value 7/1/07	Ending Account Value 12/31/07	Expenses Paid(B) During the Period 7/1/07-12/31/07
Institutional Class
Actual	$1,000.00	$903.50	$3.79
Hypothetical (5% return before expenses)	1,000.00	1,021.22	4.02

Financial Intermediary Class
Actual	$1,000.00	$901.20	$5.75
Hypothetical (5% return before expenses)	1,000.00	1,019.16	6.11

(A)

A redemption fee of 2% is imposed on all redemptions, including exchanges, made within 60 days of purchase. The fee is paid directly to the Fund to help offset the costs imposed on it by short-term trading.

(B)

These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amount shown as “Expenses Paid” is equal to the annualized expense ratios of .79% and 1.20% for the Institutional Class and the Financial Intermediary Class, respectively, multiplied by the average values over the period, multiplied by the number of days in the most recent fiscal half-year (184) and divided by 365.

Annual Report to Shareholders

Performance Information

Batterymarch U.S. Small Capitalization Equity Portfolio

The graphs which follow compare the Fund’s total returns to the Russell 2000 Index. The graphs illustrate the cumulative total return of an initial $1 million investment for the periods indicated. The line for the Fund represents the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling portfolio securities. The line representing the index does not include any transaction costs associated with buying and selling securities in the index or other administrative expenses. Both the Fund’s results and the index’s results assume reinvestment of all dividends and distributions.

Total return measures investment performance in terms of appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

The performance data quoted represent past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(A)

An unmanaged index comprised of the 2,000 smallest of the 3,000 largest U.S. companies based on market capitalization. Index returns are for periods beginning February 29, 2000. Although it is not possible to invest directly in an index, it is possible to purchase investment vehicles designed to track the performance of certain indices.

Annual Report to Shareholders

Performance Information—Continued

The performance data quoted represent past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please call 1-888-425-6432. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods. Performance figures for periods shorter than one year represent cumulative figures and are not annualized.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

(B)	Index returns are for the periods beginning December 31, 2002.

Annual Report to Shareholders

Selected Portfolio Performance(D)

Strongest performers for the year ended December 31, 2007(E)

1.	Priceline.com Inc.	+163.4%
2.	Perrigo Co.	+104.1%
3.	LifeCell Corp.	+78.6%
4.	Pharmanet Development Group Inc.	+77.7%
5.	Koppers Holdings Inc.	+69.5%
6.	Robbins and Myers Inc.	+65.6%
7.	Gerdau Ameristeel Corp.	+64.3%
8.	CommScope Inc.	+61.5%
9.	EnerSys	+56.0%
10.	Columbus McKinnon Corp.	+55.2%

Weakest performers for the year ended December 31, 2007(E)

1.	Imergent Inc.	-62.1%
2.	Angiotech Pharmaceuticals Inc.	-57.5%
3.	Rent-A-Center Inc.	-50.8%
4.	ViroPharma Inc.	-45.8%
5.	Volt Information Sciences Inc.	-45.5%
6.	Perry Ellis International Inc.	-43.7%
7.	Cutera Inc.	-41.9%
8.	Kelly Services Inc.	-34.2%
9.	Banner Corp.	-33.7%
10.	Administaff Inc.	-33.0%

(C)	The Fund is actively managed. As a result, the composition of its portfolio holdings and sectors is subject to change at any time.
(D)	Individual security performance is measured by the change in the security’s price; for stocks, dividends are assumed to be reinvested at the time they are paid.
(E)	Securities held for the entire year, January 1, 2007 — December 31, 2007. The Fund changed its fiscal year end from March 31 to December 31, effective December 31, 2007.

Annual Report to Shareholders

Portfolio of Investments

December 31, 2007

(Amounts in Thousands)

Batterymarch U.S. Small Capitalization Equity Portfolio

	% OF NET ASSETS	SHARES/PAR		VALUE

Common Stocks and Equity Interests	99.5%
Consumer Discretionary	13.7%
Auto Components	1.5%
American Axle and Manufacturing Holdings Inc.		122		$2,266
Lear Corp.		62		1,718	(A)
Tenneco Inc.		58		1,518	(A)
				5,502
Diversified Consumer Services	1.4%
DeVry Inc.		64		3,326
Sotheby’s		42		1,581
				4,907
Hotels, Restaurants and Leisure	2.5%
Bally Technologies Inc., Class A		59		2,924	(A)
Burger King Holdings Inc.		68		1,941
Monarch Casino and Resort Inc.		56		1,343	(A)
WMS Industries Inc.		80		2,936	(A)
				9,144
Household Durables	1.9%
CSS Industries Inc.		27		972
Jarden Corp.		—	(B)	—	(A),(C)
Tempur-Pedic International Inc.		100		2,605
Tupperware Brands Corp.		100		3,293
				6,870
Internet and Catalog Retail	1.7%
FTD Group Inc.		40		517
Priceline.com Inc.		48		5,467	(A)
				5,984
Leisure Equipment and Products	0.3%
Callaway Golf Co.		60		1,051
Multiline Retail	0.5%
Big Lots Inc.		115		1,832	(A)
Specialty Retail	0.9%
Rent-A-Center Inc.		75		1,095	(A)
The Men’s Wearhouse Inc.		80		2,147
				3,242
Textiles, Apparel and Luxury Goods	3.0%
Fossil Inc.		72		3,006	(A)

Annual Report to Shareholders

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Consumer Discretionary—Continued
Textiles, Apparel and Luxury Goods—Continued
Maidenform Brands Inc.		141	$1,907	(A)
Perry Ellis International Inc.		72	1,107	(A)
Phillips-Van Heusen Corp.		89	3,277
The Warnaco Group Inc.		12	421	(A)
Wolverine World Wide Inc.		52	1,263
			10,981
Consumer Staples	3.3%

Food and Staples Retailing	0.5%
Ruddick Corp.		17	603
Spartan Stores Inc.		46	1,044
			1,647
Food Products	1.0%
Fresh Del Monte Produce Inc.		25	823	(A)
Pilgrim’s Pride Corp.		62	1,781
Sanderson Farms Inc.		26	883
			3,487
Personal Products	0.9%
American Oriental Bioengineering Inc.		179	1,979	(A)
Chattem Inc.		19	1,443	(A)
			3,422
Tobacco	0.9%
Universal Corp.		32	1,619
Vector Group Ltd.		81	1,630
			3,249
Energy	7.8%
Energy Equipment and Services	3.4%
Bristow Group Inc.		21	1,190	(A)
Dawson Geophysical Co.		23	1,668	(A)
Exterran Holdings Inc.		27	2,179	(A)
Gulfmark Offshore Inc.		35	1,624	(A)
Hornbeck Offshore Services Inc.		17	746	(A)
Parker Drilling Co.		326	2,459	(A)
Willbros Group Inc.		67	2,575	(A)
			12,441

Annual Report to Shareholders

Portfolio of Investments—Continued

Batterymarch U.S. Small Capitalization Equity Portfolio—Continued

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Energy—Continued
Oil, Gas and Consumable Fuels	4.4%
Alon USA Energy Inc.		90	$2,447
Bois d’Arc Energy Inc.		53	1,054	(A)
Comstock Resources Inc.		53	1,805	(A)
Continental Resources Inc.		29	768	(A)
Delek US Holdings Inc.		98	1,974
Holly Corp.		62	3,155
Mariner Energy Inc.		3	69	(A)
Penn Virginia Corp.		14	602
PetroQuest Energy Inc.		35	496	(A)
Swift Energy Co.		75	3,321	(A)
			15,691
Financials	12.7%

Capital Markets	1.1%
GFI Group Inc.		23	2,182	(A)
Greenhill and Co. Inc.		25	1,682
			3,864
Commercial Banks	1.9%
Banner Corp.		24	675
First Regional Bancorp		7	123	(A)
Great Southern Bancorp Inc.		3	72
Greene Bancshares Inc.		12	238
Oriental Financial Group Inc.		30	400
Sterling Bancshares Inc.		138	1,537
SVB Financial Group		54	2,711	(A)
UMB Financial Corp.		21	790
Virginia Commerce Bancorp Inc.		12	143	(A)
West Coast Bancorp		5	89
			6,778
Consumer Finance	2.1%
Cash America International Inc.		41	1,324
Dollar Financial Corp.		90	2,763	(A)
EZCORP Inc.		189	2,135	(A)
First Cash Financial Services Inc.		14	208	(A)
World Acceptance Corp.		38	1,031	(A)
			7,461

Annual Report to Shareholders

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Financials—Continued
Diversified Financial Services	0.5%
Interactive Brokers Group Inc.		56	$1,810	(A)
Insurance	4.6%
Aspen Insurance Holdings Ltd.		121	3,481
CNA Surety Corp.		39	768	(A)
Delphi Financial Group Inc.		27	935
First Mercury Financial Corp.		39	959	(A)
National Financial Partners Corp.		48	2,185
Navigators Group Inc.		10	663	(A)
Platinum Underwriters Holdings Ltd.		85	3,005
Reinsurance Group of America Inc.		40	2,089
RLI Corp.		18	999
SeaBright Insurance Holdings		98	1,484	(A)
			16,568
Real Estate Investment Trusts (REITs)	1.7%
FelCor Lodging Trust Inc.		101	1,567
First Industrial Realty Trust Inc.		29	996
National Retail Properties Inc.		78	1,833
Nationwide Health Properties Inc.		37	1,159
OMEGA Healthcare Investors Inc.		25	402
Potlatch Corp.		9	418
			6,375
Real Estate Management and Development	0.8%
Jones Lang LaSalle Inc.		35	2,469
MI Developments Inc.		15	416
			2,885
Health Care	16.1%
Biotechnology	4.5%
Angiotech Pharmaceuticals Inc.		297	1,033	(A)
Cephalon Inc.		26	1,873	(A)
Cubist Pharmaceuticals Inc.		150	3,083	(A)
Isis Pharmaceuticals Inc.		53	838	(A)
LifeCell Corp.		71	3,069	(A)
Martek Biosciences Corp.		92	2,733	(A)
OSI Pharmaceuticals Inc.		74	3,590	(A)
			16,219

Annual Report to Shareholders

Portfolio of Investments—Continued

Batterymarch U.S. Small Capitalization Equity Portfolio—Continued

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Health Care—Continued
Health Care Equipment and Supplies	3.4%
CONMED Corp.		16	$367	(A)
Cutera Inc.		115	1,807	(A)
Cynosure Inc.		26	699	(A)
Haemonetics Corp.		46	2,893	(A)
IRIS International Inc.		67	1,322	(A)
STERIS Corp.		123	3,533
West Pharmaceutical Services Inc.		26	1,047
Zoll Medical Corp.		16	433	(A)
			12,101
Health Care Providers and Services	4.3%
Amedisys Inc.		107	5,181	(A)
AMERIGROUP Corp.		113	4,126	(A)
Healthspring Inc.		20	387	(A)
LHC Group Inc.		76	1,905	(A)
Medcath Corp.		92	2,266	(A)
Molina Healthcare Inc.		37	1,430	(A)
Res-Care Inc.		10	262	(A)
			15,557
Life Sciences Tools and Services	1.6%
Illumina Inc.		32	1,873	(A)
Pharmanet Development Group Inc.		97	3,795	(A)
			5,668
Pharmaceuticals	2.3%
Aspreva Pharmaceuticals Corp.		78	2,025	(A)
K-V Pharmaceutical Co.		40	1,150	(A)
Par Pharmaceutical Cos. Inc.		9	209	(A)
Perrigo Co.		93	3,270
Sciele Pharma Inc.		44	898	(A)
ViroPharma Inc.		73	581	(A)
XenoPort Inc.		5	268	(A)
			8,401
Industrials	12.7%
Aerospace and Defense	1.2%
Ceradyne Inc.		54	2,525	(A)
DynCorp International Inc.		15	395	(A)

Annual Report to Shareholders

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Industrials—Continued
Aerospace and Defense—Continued
Esterline Technologies Corp.		9	$443	(A)
TransDigm Group Inc.		11	515	(A)
Triumph Group Inc.		3	263
			4,141
Airlines	0.2%
SkyWest Inc.		33	883
Building Products	0.8%
Lennox International Inc.		70	2,904
Commercial Services and Supplies	6.2%
Administaff Inc.		34	949
CDI Corp.		10	231
Consolidated Graphics Inc.		17	808	(A)
Deluxe Corp.		55	1,816
Herman Miller Inc.		37	1,187
IKON Office Solutions Inc.		171	2,226
Interface Inc.		124	2,016
Kelly Services Inc.		12	222
Knoll Inc.		92	1,505
RSC Holdings Inc.		96	1,207	(A)
Spherion Corp.		183	1,335	(A)
Standard Parking Corp.		24	1,149	(A)
Steelcase Inc.		90	1,424
Team Inc.		20	746	(A)
TeleTech Holdings Inc.		81	1,727	(A)
TrueBlue Inc.		74	1,068	(A)
United Stationers Inc.		26	1,215	(A)
Volt Information Sciences Inc.		79	1,449	(A)
			22,280
Electrical Equipment	0.9%
AZZ Inc.		16	451	(A)
EnerSys		5	134	(A)
GrafTech International Ltd.		151	2,673	(A)
			3,258
Machinery	2.5%
Astec Industries Inc.		55	2,063	(A)
Columbus McKinnon Corp.		47	1,517	(A)

Annual Report to Shareholders

Portfolio of Investments—Continued

Batterymarch U.S. Small Capitalization Equity Portfolio—Continued

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Industrials—Continued
Machinery—Continued
L.B. Foster Co.		47	$2,405	(A)
Robbins and Myers Inc.		9	711
Wabtec Corp.		67	2,290
			8,986
Trading Companies and Distributors	0.9%
Applied Industrial Technologies Inc.		107	3,119
Information Technology	18.5%
Communications Equipment	4.5%
Avocent Corp.		67	1,573	(A)
Blue Coat Systems Inc.		98	3,217	(A)
CommScope Inc.		68	3,345	(A)
Comtech Telecommunications Corp.		44	2,360	(A)
Dycom Industries Inc.		69	1,831	(A)
Harmonic Inc.		258	2,704	(A)
Netgear Inc.		34	1,204	(A)
			16,234
Computers and Peripherals	1.3%
Novatel Wireless Inc.		117	1,901	(A)
Quantum Corp.		142	382	(A)
Synaptics Inc.		60	2,470	(A)
			4,753
Electronic Equipment and Instruments	2.3%
Anixter International Inc.		40	2,474	(A)
AVX Corp.		109	1,464
CTS Corp.		27	263
KEMET Corp.		179	1,184	(A)
SYNNEX Corp.		64	1,257	(A)
Technitrol Inc.		57	1,629
			8,271
Internet Software and Services	1.2%
Imergent Inc.		15	156
Interwoven Inc.		103	1,463	(A)
United Online Inc.		226	2,665
			4,284

Annual Report to Shareholders

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Information Technology—Continued
IT Services	1.5%
Ciber Inc.		170	$1,038	(A)
ManTech International Corp.		35	1,521	(A)
MPS Group Inc.		202	2,213	(A)
Sykes Enterprises Inc.		22	394	(A)
TNS Inc.		9	163
			5,329
Semiconductors and Semiconductor Equipment	3.2%
Amkor Technology Inc.		152	1,292	(A)
Cymer Inc.		32	1,226	(A)
Monolithic Power Systems Inc.		32	679	(A)
Omnivision Technologies Inc.		103	1,615	(A)
PMC-Sierra Inc.		235	1,537	(A)
Verigy Ltd.		49	1,338	(A)
Zoran Corp.		167	3,764	(A)
			11,451
Software	4.5%
Aspen Technology Inc.		214	3,478	(A)
Bluephoenix Solutions Ltd.		22	402	(A)
FalconStor Software Inc.		78	883	(A)
InterVoice Inc.		36	289	(A)
Jack Henry and Associates Inc.		87	2,113
JDA Software Group Inc.		30	620	(A)
Mentor Graphics Corp.		78	846	(A)
MICROS Systems Inc.		40	2,834	(A)
Progress Software Corp.		23	775	(A)
Radiant Systems Inc.		11	186	(A)
Sybase Inc.		155	4,033	(A)
			16,459
Materials	8.7%
Chemicals	5.2%
CF Industries Holdings Inc.		57	6,251
H.B. Fuller Co.		98	2,208
Koppers Holdings Inc.		76	3,304
LSB Industries Inc.		71	1,994	(A)
Terra Industries Inc.		107	5,101	(A)
			18,858

Annual Report to Shareholders

Portfolio of Investments—Continued

Batterymarch U.S. Small Capitalization Equity Portfolio—Continued

	% OF NET ASSETS	SHARES/PAR	VALUE

Common Stocks and Equity Interests—Continued
Materials—Continued
Containers and Packaging	1.9%
Greif Inc.		40	$2,636
Packaging Corp. of America		122	3,438
Rock-Tenn Co.		30	762
			6,836
Metals and Mining	1.6%
AMCOL International Corp.		22	796
Compass Minerals International Inc.		17	681
Gerdau Ameristeel Corp.		110	1,557
Reliance Steel and Aluminum Co.		50	2,704
			5,738
Telecommunication Services	2.1%
Diversified Telecommunication Services	1.0%
Alaska Communications Systems Group Inc.		51	761
Cincinnati Bell Inc.		611	2,902	(A)
			3,663
Wireless Telecommunication Services	1.1%
Centennial Communications Corp.		142	1,318	(A)
Syniverse Holdings Inc.		34	528	(A)
U.S. Cellular Corp.		17	1,430	(A)
USA Mobility Inc.		30	429
			3,705
Utilities	3.9%
Electric Utilities	2.1%
El Paso Electric Co.		88	2,238	(A)
Portland General Electric Co.		194	5,384
			7,622
Gas Utilities	1.0%
Energen Corp.		57	3,650
Multi-Utilities	0.8%
Black Hills Corp.		66	2,920
Total Common Stocks and Equity Interests (Cost—$333,373)			358,481

Annual Report to Shareholders

	% OF NET ASSETS	SHARES/PAR	VALUE

Repurchase Agreements	0.1%
Goldman Sachs & Co. 4.60%, dated 12/31/07, to be repurchased at $221 on 1/2/08 (Collateral: $231 Fannie Mae mortgage-backed securities, 5.00%, due 11/1/33, value $226)		$221	$221
JPMorgan Chase and Co. 4.00%, dated 12/31/07, to be repurchased at $221 on 1/2/08 (Collateral: $224 Federal Farm Credit Bank bond, 5.00%, due 12/29/08, value $226)		222	222
Total Repurchase Agreements (Cost—$443)			443
Total Investments (Cost—$333,816)(D)	99.6%		358,924
Other Assets Less Liabilities	0.4%		1,334
Net Assets	100.0%		$360,258

(A)	Non-income producing.
(B)	Amount less than 50.
(C)	Amount less than $1.
(D)	At December 31, 2007, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes was substantially as follows:

Gross unrealized appreciation	$57,019
Gross unrealized depreciation	(31,998)
Net unrealized appreciation	$25,021

See notes to financial statements.

Annual Report to Shareholders

Statement of Assets and Liabilities

December 31, 2007

(Amounts in Thousands)

Batterymarch U.S. Small Capitalization Equity Portfolio

Assets:
Investment securities at market value (Cost—$333,373)		$358,481
Short-term securities at value (Cost—$443)		443
Receivable for securities sold		2,057
Dividends and interest receivable		439
Receivable for fund shares sold		162
Total assets		361,582

Liabilities:
Payable for securities purchased	$927
Payable for fund shares repurchased	24
Accrued management fee	212
Accrued expenses	161
Total liabilities		1,324
Net Assets		$360,258

Net assets consist of:
Accumulated paid-in-capital		$332,700
Undistributed net investment income		659
Accumulated net realized gain on investments		1,747
Unrealized appreciation of investments		25,152
Net Assets		$360,258

Net Asset Value Per Share:
Institutional Class (37,482 shares outstanding)		$9.60
Financial Intermediary Class (59 shares outstanding)		$9.43

See notes to financial statements.

Annual Report to Shareholders

Statement of Operations

(Amounts in Thousands)

Batterymarch U.S. Small Capitalization Equity Portfolio

		For the Period Ended December 31, 2007(A)		For the Year Ended March 31, 2007
	Investment Income:
	Dividends	$3,536		$6,901
	Interest	71		167
	Less: Foreign taxes withheld	(3)		(9)
	Total income	$3,604		$7,059

	Expenses:
	Management fees	2,529		5,217
	Distribution and service fees:
	Financial Intermediary Class	1		22
	Audit and legal fees	34		55
	Custodian fees	53		170
	Directors’ fees and expenses	51		57
	Registration fees	19		29
	Reports to shareholders	100		102
	Transfer agent and shareholder servicing expense:
	Institutional Class	11		22
	Financial Intermediary Class	5		23
	Other expenses	31		162
		2,834		5,859
Less:	Expenses reimbursed	(5)		(8)
	Compensating balance credits	—		(3)
	Net expenses		2,829		5,848
	Net Investment Income		775		1,211

	Net Realized and Unrealized Gain/(Loss) on Investments:
	Net realized gain on investments	38,697		82,525
	Change in unrealized appreciation/(depreciation) of investments	(48,069)		(98,974)
	Net Realized and Unrealized Loss on Investments		(9,372)		(16,449)
	Change in Net Assets Resulting From Operations		$(8,597)		$(15,238)

(A)	For the period April 1, 2007 to December 31, 2007. See Note 1 in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Statement of Changes in Net Assets

(Amounts in Thousands)

Batterymarch U.S. Small Capitalization Equity Portfolio

	FOR THE PERIOD ENDED 12/31/07(A)	FOR THE YEAR ENDED 3/31/07	FOR THE YEAR ENDED 3/31/06
Change in Net Assets:
Net investment income	$775	$1,211	$1,312
Net realized gain	38,697	82,525	42,412
Change in unrealized appreciation/depreciation	(48,069)	(98,974)	127,572
Change in net assets resulting from operations	(8,597)	(15,238)	171,296
Distributions to shareholders from:
Net investment income:
Institutional Class	(524)	(772)	(1,432)
Net realized gain on investments:
Institutional Class	(56,123)	(54,053)	(100,929)
Financial Intermediary Class	(82)	(768)	(1,285)
Change in net assets from fund share transactions:
Institutional Class	(131,357)	(336,020)	228,337
Financial Intermediary Class	(20)	(9,641)	(610)
Change in net assets	(196,703)	(416,492)	295,377

Net Assets:
Beginning of period	556,961	973,453	678,076
End of period	$360,258	$556,961	$973,453
Undistributed net investment income	$659	$408	$(31)

(A)	For the period April 1, 2007 to December 31, 2007. See Note 1 in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights

Batterymarch U.S. Small Capitalization Equity Portfolio

For a share of each class of capital stock outstanding:

Institutional Class:

PERIOD ENDED DECEMBER 31,	YEARS ENDED MARCH 31,
2007(A)	2007	2006	2005	2004	2003
Net asset value, beginning of year	$11.48	$12.43	$11.61	$11.90	$8.09	$10.27

Investment operations:
Net investment income	.02	(B)	.02	(B)	.02	.01	.01	.04
Net realized and unrealized gain/(loss)	(.39)	.05	2.21	.58	4.05	(2.18)
Total from investment operations	(.37)	.07	2.23	.59	4.06	(2.14)

Distributions from:
Net investment income	(.01)	(.01)	(.02)	(.01)	(.02)	(.04)
Net realized gain on investments	(1.50)	(1.01)	(1.39)	(.87)	(.23)	—
Total distributions	(1.51)	(1.02)	(1.41)	(.88)	(.25)	(.04)
Net asset value, end of period	$9.60	$11.48	$12.43	$11.61	$11.90	$8.09
Total return	(3.58	)%(C)	.88%	20.95%	5.87%	50.52%	(20.87)%

Ratios to Average Net Assets:(D)
Total expenses	.79	%(E)	.79%	.75%	.76%	.81%	.87%
Expenses net of waivers, if any	.79	%(E)	.79%	.75%	.76%	.81%	.87%
Expenses net of all reductions	.79	%(E)	.79%	.75%	.76%	.81%	.87%
Net investment income	.28	%(E)	.17%	.16%	.13%	.15%	.59%

Supplemental Data:
Portfolio turnover rate	46.5	%(C)	84.7%	152.9%	175.0%	141.1%	119.4%

Net assets, end of period (in thousands)	$359,703	$556,288	$962,303	$667,045	$565,130	$209,376

(A)	For the period April 1, 2007 to December 31, 2007. See Note 1 in the notes to financial statements.
(B)	Computed using average daily shares outstanding.
(C)	Not annualized.
(D)

Total expenses reflects operating expenses prior to any voluntary expense waivers and/or compensating balance credits. Expenses net of waivers reflects total expenses before compensating balance credits but net of any voluntary expense waivers. Expenses net of all reductions reflects expenses less any compensating balance credits and/or voluntary expense waivers.

(E)	Annualized.

See notes to financial statements.

Annual Report to Shareholders

Financial Highlights—Continued

Batterymarch U.S. Small Capitalization Equity Portfolio—Continued

Financial Intermediary Class:

PERIOD ENDED DECEMBER 31,	YEARS ENDED MARCH 31,
2007(A)	2007	2006	2005	2004	2003(F)
Net asset value, beginning of year	$11.33	$12.32	$11.56	$11.88	$8.09	$8.47

Investment operations:
Net investment income/(loss)	(.01	)(B)	(.02	)(B)	(.04)	(.03)	(.01)	—	(G)
Net realized and unrealized gain/(loss)	(.39)	.04	2.19	.58	4.03	(.38)
Total from investment operations	(.40)	.02	2.15	.55	4.02	(.38)

Distributions from:
Net investment income	—	—	—	—	—	(G)	—
Net realized gain on investments	(1.50)	(1.01)	(1.39)	(.87)	(.23)	—
Total distributions	(1.50)	(1.01)	(1.39)	(.87)	(.23)	—
Net asset value, end of period	$9.43	$11.33	$12.32	$11.56	$11.88	$8.09
Total return	(3.91	)%(C)	.43%	20.29%	5.42%	50.01%	(4.49	)%(C)

Ratios to Average Net Assets:(D)
Total expenses	2.12	%(E)	1.30%	1.22%	1.20%	1.06%	1.10	%(E)
Expenses net of waivers, if any	1.20	%(E)	1.20%	1.20%	1.20%	1.06%	1.10	%(E)
Expenses net of all reductions	1.20	%(E)	1.20%	1.20%	1.20%	1.06%	1.10	%(E)
Net investment income (loss)	(.13	)%(E)	(.20)%	(.28)%	(.31)%	(.33)%	.14	%(E)

Supplemental Data:
Portfolio turnover rate	46.5	%(C)	84.7%	152.9%	175.0%	141.1%	119.4	%(E)

Net assets, end of period (in thousands)	$555	$673	$11,150	$11,031	$11,286	$688

(F)      For the period January 9, 2003 (commencement of operations) to March 31, 2003.

(G)     Amount less than $.01 per share.

See notes to financial statements.

Annual Report to Shareholders

Notes to Financial Statements

(Amounts in Thousands)

1. Organization and Significant Accounting Policies:

The Legg Mason Charles Street Trust, Inc. (“Corporation”), of which Batterymarch U.S. Small Capitalization Equity Portfolio (“Fund”) is a separate series, is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end diversified management investment company.

The Fund offers two classes of shares: Institutional Class and Financial Intermediary Class. Effective March 1, 2004, both classes of the Fund were closed to new investors. The income and expenses of the Fund are allocated proportionately to each class based on daily net assets, except for Rule 12b-1 distribution and service fees, which are charged only on Financial Intermediary Class shares, and transfer agent and shareholder servicing expenses, which are determined separately for each class.

Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements:

At its August 15, 2007 meeting, the Board of Directors approved a change of the Fund’s year-end to December 31 from March 31.

Security Valuation

Equity securities traded on national securities exchanges are valued at the last quoted sales price, except securities traded on the Nasdaq Stock Market, Inc. (“NASDAQ”), which are valued in accordance with the NASDAQ Official Closing Price. Over the counter securities are valued at the mean between the latest bid and asked prices as furnished by dealers who make markets in such securities or by an independent pricing service. Fixed income securities for which market quotations are readily available are valued at current market value.

The Fund’s securities are valued on the basis of readily available market quotations or, lacking such quotations, at fair value as determined under policies approved by and under the general oversight of the Board of Directors. In determining fair value, all relevant qualitative and quantitative factors known to the Fund are considered. These factors are subject to change over time and are reviewed periodically. The Fund may use fair value pricing instead of market quotations to value one or more securities if the Fund believes that, because of special circumstances, doing so would more accurately reflect the prices the Fund would expect to realize on the current sale of those securities. Further, because of the inherent uncertainty of fair valuation, those estimated values may differ significantly from quoted or published values or from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Security Transactions

Security transactions are accounted for as of the trade date. Realized gains and losses from security transactions are reported on an identified cost basis for both financial reporting and federal income tax purposes.

For the period ended December 31, 2007, security transactions (excluding short-term investments) were:

Purchases	Proceeds From Sales
$219,907	$405,887

Foreign Currency Translation

Assets and liabilities initially expressed in non-U.S. currencies are translated into U.S. dollars using currency exchange rates determined prior to the close of trading on the New York Stock Exchange, usually at 2:00 p.m. Eastern time. Purchases and sales of securities and income and expenses are translated into U.S. dollars at the prevailing market rates on the dates of such transactions. The effects of changes in non-U.S. currency exchange rates on investment securities and other assets and liabilities are included with the net realized and unrealized gain or loss on investment securities.

Repurchase Agreements

The Fund may engage in repurchase agreement transactions. Under the terms of a typical repurchase agreement, a fund takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and of the fund to resell, the debt obligation at an agreed-upon price and time, thereby determining the yield during a fund’s holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the fund’s holding period. The value of the

Annual Report to Shareholders

Notes to Financial Statements—Continued

collateral is at all times at least equal to the total amount of the repurchase obligation, including interest. In the event of counterparty default, a fund has the right to use the collateral to satisfy the terms of the repurchase agreement. However, there could be potential loss to the fund in the event the fund is delayed or prevented from exercising its right to dispose of the collateral securities, including the risk of a possible decline in the value of the collateral securities during the period in which the fund seeks to assert its rights. The Fund’s investment adviser reviews the value of the collateral and the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements to evaluate potential risks.

Investment Income and Distributions to Shareholders

Interest income and expenses are recorded on the accrual basis. Bond premiums and discounts are amortized for financial reporting and federal income tax purposes. Dividend income is recorded on the ex-dividend date. Distributions from net investment income, if available, are determined at the class level and paid annually. Distributions from net realized capital gains, which are calculated at the Fund level, are declared and paid annually in June, if available. An additional distribution may be made in December, to the extent necessary, in order to comply with federal excise tax requirements. Distributions are determined in accordance with federal income tax regulations which may differ from those determined in accordance with accounting principles generally accepted in the United States of America. Accordingly, periodic reclassifications are made within the Fund’s capital accounts to reflect income and/or gains available for distribution under federal income tax regulations.

Compensating Balance Credits

The Fund has an arrangement with its custodian bank, whereby a portion of the custodian’s fee is paid indirectly by credits earned on the Fund’s cash on deposit with the bank. This deposit arrangement is an alternative to purchasing overnight investments.

Other

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is dependent upon claims that may be made against the Fund in the future and, therefore, cannot be estimated; however, based on experience, the risk of material loss from such claims is considered remote.

2. Federal Income Taxes:

It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years, and has concluded that as of December 31, 2007, no provision for income tax would be required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

Reclassifications:

Generally Accepted Accounting Principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the Fund had no reclassifications.

Annual Report to Shareholders

Distributions to Shareholders:

The tax character of distributions paid during the periods ended December 31, 2007 and March 31, 2007 were as follows:

	12/31/2007	3/31/2007
Distributions paid from:
Ordinary income	$9,526	$772
Net long-term capital gains	47,202	54,821
Total Distributions Paid	$56,728	$55,593

Accumulated Earnings on a Tax Basis:

As of December 31, 2007, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income—net	$1,266
Undistributed long-term capital gains—net	1,426
Total undistributed earnings	$2,692
Other book/tax temporary differences	(155	)(a)
Unrealized appreciation/(depreciation)	25,021	(b)
Total accumulated earnings / (losses)—net	$27,558

(a)       Other book/tax temporary differences are attributable primarily to differences in the book/tax treatment of various items.

(b)       The difference between book-basis and tax-basis unrealized appreciation / (depreciation) is attributable primarily to the tax deferral of losses on   wash sales.

Tax Cost of Investments:

As of December 31, 2007, the aggregate cost of investment for federal income tax purposes was $333,903.

3. Transactions With Affiliates:

The Fund has an investment management agreement with Legg Mason Fund Adviser, Inc. (“LMFA”). Pursuant to the agreement, LMFA provides the Fund with management and administrative services for which the Fund pays a fee, computed daily and payable monthly, at an annual rate of 0.70% of the Fund’s average daily net assets.

Batterymarch Financial Management, Inc. (“Batterymarch”) serves as investment adviser to the Fund pursuant to an investment advisory agreement with LMFA. The investment adviser is responsible, subject to the general supervision of the Board of Directors and LMFA for the actual investment activity of the Fund. To the extent LMFA receives a management fee after taking into account its contractual obligation to limit expenses as discussed below, LMFA will pay Batterymarch the entire management fee it receives from the Fund.

Under the terms of the management agreement, LMFA has contractually agreed, until August 1, 2008, to waive its fees and reimburse other expenses in any month to the extent the Fund’s expenses, as a percentage of average daily net assets (exclusive of taxes, interest, brokerage and extraordinary expenses), exceed during that month the annual rate of 0.95% for the Institutional Class and 1.20% for the Financial Intermediary Class. Any amounts waived or reimbursed in a particular fiscal year will be subject to repayment by the Fund to LMFA to the extent that, from time to time during the next three fiscal years, the repayment will not cause the Fund’s expenses to exceed the limit, if any, imposed by LMFA at that time. Pursuant to this agreement, at December 31, 2007, management and distribution and service fees waived or reimbursed in the amount of $11 remain subject to repayment by the Fund.

Legg Mason Investor Services, LLC (“LMIS”) serves as the distributor of the Fund. The Rule 12b-1 plan for the Financial Intermediary Class of the Fund provides for payments of distribution and service fees to LMIS at an annual rate of up to 0.40% of the Class’s average daily net assets subject to the authority of the Board of Directors to set a lower amount. The Board of Directors of the Fund has currently approved payments under this plan of 0.25% of average daily net assets.

Service Fee
Financial Intermediary Class	0.25%

Annual Report to Shareholders

Notes to Financial Statements—Continued

Batterymarch, LMFA and LMIS are corporate affiliates and wholly owned subsidiaries of Legg Mason, Inc.

Under a Deferred Compensation Plan (“Plan”), directors may elect to defer receipt of all or a specified portion of their compensation. A participating director may select one or more funds in which his or her deferred director’s fees will be deemed to be invested. Deferred amounts remain in the Fund until distributed in accordance with the Plan.

4. Line of Credit:

The Fund, along with certain other Legg Mason Funds, participates in a $400 million line of credit (“Credit Agreement”) to be used for temporary or emergency purposes. Pursuant to the Credit Agreement, each participating fund is liable only for principal and interest payments related to borrowings made by that fund. Borrowings under the Credit Agreement bear interest at a rate equal to the prevailing federal funds rate plus the federal funds rate margin. The Fund did not utilize the line of credit during the period ended December 31, 2007.

5. Fund Share Transactions:

At December 31, 2007, there were 500 million shares authorized at $0.001 par value for each of the Institutional and Financial Intermediary Classes shares of the Fund. Share transactions were as follows (amounts in thousands):

	Period Ended December 31, 2007(A)		Year Ended March 31, 2007
	Shares	Amount	Shares	Amount
Institutional Class
Shares sold	1,453	$16,635	6,132	$70,753
Shares issued on reinvestment	5,480	56,591	4,814	53,966
Shares repurchased	(17,925)	(204,583)	(39,880)	(460,739)
Net Decrease	(10,992)	$(131,357)	(28,934)	$(336,020)

Financial Intermediary Class
Shares sold	2	$21	173	$2,026
Shares issued on reinvestment	8	82	69	768
Shares repurchased	(10)	(123)	(1,088)	(12,435)
Net Decrease	—	$(20)	(846)	$(9,641)

(A)  For the period April 1, 2007 to December 31, 2007.

6. Recent Accounting Pronouncements:

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes and establishes financial reporting rules regarding recognition, measurement, presentation, and disclosure in its financial statements of tax positions that a fund has taken or expects to take on a tax return. Management has evaluated the impact of FIN 48 on the Fund and has determined that the adoption of FIN 48 has not had a material impact on the Fund’s financial statements. FIN 48 became effective for fiscal periods beginning after December 15, 2006. Effective January 1, 2007, the Fund adopted FIN 48. There was no material impact to the financial statements or disclosures thereto as a result of the adoption.

On September 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management has evaluated the implications of FAS 157 and does not believe the adoption of FAS 157 will materially impact the amounts recorded in the financial statements, however, additional disclosure will be required in subsequent reports.

Annual Report to Shareholders

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Legg Mason Charles Street Trust, Inc. and to the Shareholders of Batterymarch U.S. Small Capitalization Equity Portfolio:

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Batterymarch U.S. Small Capitalization Equity Portfolio (one of the portfolios comprising Legg Mason Charles Street Trust, Inc., the “Fund”) at December 31, 2007, the results of its operations, the changes in its net assets, and the financial highlights for each of the fiscal periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 22, 2008

Annual Report to Shareholders

Important Tax Information (Unaudited)

The following information is provided with respect to the distributions paid during the taxable period ended December 31, 2007:

Record Date:	6/20/2007	12/19/2007
Payable Date:	6/22/2007	12/21/2007
Ordinary Income:
Qualified Dividend Income for Individuals	98.42%	29.39%
Dividends Qualifying for the Dividends Received Deduction for Corporations	33.13%	33.13%
Long-Term Capital Gain Dividend	$0.464950	$0.772900

Please retain this information for your records.

Annual Report to Shareholders

Directors and Officers

The table below provides information about each of the Corporation’s directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light Street, Attn: Fund Secretary c/o Legal and Compliance Department, 32nd Floor, Baltimore, Maryland 21202.

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(A)	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years

Independent Directors:(B)

Hearn, Ruby P. (1940) Director	Since 2004	14	None	Senior Vice President Emerita of The Robert Wood Johnson Foundation (non-profit) since 2001. Formerly: Senior Vice President of The Robert Wood Johnson Foundation (1996-2001).

Lehman, Arnold L. (1944) Lead Independent Director	Since 2000	14	None	Director of the Brooklyn Museum since 1997; Trustee of American Federation of Arts since 1998. Formerly: Director of The Baltimore Museum of Art (1979-1997).

Masters, Robin J.W. (1955) Director	Since 2002

Director/Trustee of all Legg Mason funds consisting of 14 portfolios. Director/Trustee of Legg Mason Asian Funds plc, Legg Mason Institutional Funds plc, WA Fixed Income Funds plc. Western Asset Debt Securities Fund plc.

			Director of Cheyne Capital International Limited (investment advisory firm).	Retired. Formerly: Chief Investment Officer of ACE Limited (insurance) (1986-2000).

McGovern, Jill E. (1944) Director	Since 2000	14	None

Senior Consultant, American Institute for Contemporary German Studies (AICGS) since 2007. Formerly: Chief Executive Officer of The Marrow Foundation (non-profit) (1993-2007); Executive Director of the Baltimore International Festival (1991-1993); Senior Assistant to the President of The Johns Hopkins University (1986-1990).

Mehlman, Arthur S. (1942) Director	Since 2002	Director/Trustee of all Legg Mason funds consisting of 14 portfolios; Director/Trustee of the Royce Family of Funds consisting of 27 portfolios.	Director of Municipal Mortgage & Equity, LLC.	Retired. Formerly: Partner, KPMG LLP (international accounting firm) (1972-2002).

O’Brien, G. Peter (1945) Director	Since 2000	Director/Trustee of all Legg Mason funds consisting of 14 portfolios; Director/Trustee of the Royce Family of Funds consisting of 27 portfolios.	Director of Technology Investment Capital Corp.

Retired. Trustee Emeritus of Colgate University; Board Member, Hill House, Inc. (residential home care); Board Member, Bridges School (pre-school). Formerly: Managing Director, Equity Capital Markets Group of Merrill Lynch & Co. (1971-1999).

Annual Report to Shareholders

Directors and Officers—Continued

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(A)	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years

Rowan, S. Ford (1943) Director	Since 2002	14	None

Chairman, National Center for Critical Incident Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999. Formerly: Consultant, Rowan & Blewitt Inc. (management consulting) (1984-2007).

Tarola, Robert M. (1950) Director	Since 2004	14	None

Senior Vice President and Chief Financial Officer of W. R. Grace & Co. (specialty chemicals) since 1999. Member, Standing Advisory Group of the Public Company Accounting Oversight Board since 2007. Formerly: Chief Financial Officer of MedStar Health, Inc. (healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).

Interested Directors:(C)

Curley Jr., John F. (1939) Chairman and Director	Since 2000	14	None

Chairman of the Board of all Legg Mason Funds. Formerly: Vice Chairman and Director of Legg Mason, Inc. and Legg Mason Wood Walker, Incorporated (1982-1998); Director of Legg Mason Fund Adviser, Inc. (1982-1998) and Western Asset Management Company (1986-1998) (each a registered investment adviser).

Fetting, Mark R. (1954) President and Director	President and Director Since 2000	President and Director/Trustee of all Legg Mason funds consisting of 14 portfolios; Director/Trustee of the Royce Family of Funds consisting of 27 portfolios.	None

Senior Executive Vice President of Legg Mason, Inc., Director and/or officer of various Legg Mason, Inc. affiliates since 2000. Formerly: Division President and Senior Officer of Prudential Financial Group, Inc. and related companies, including fund boards and consulting services to subsidiary companies (1991-2000); Partner, Greenwich Associates (financial consulting); Vice President, T. Rowe Price Group, Inc.

Executive Officers:(D)

Karpinski, Marie K. (1949) Vice President and Chief Financial Officer	Since 2000	14	None

Vice President and Chief Financial Officer of all Legg Mason Funds. Vice President and Treasurer of Legg Mason Fund Adviser, Inc. Vice President and Principal Financial and Accounting Officer of Western Asset Funds, Inc., Western Asset Income Fund and Western Asset Premier Bond Fund; Treasurer and Principal Financial and Accounting Officer of Western Asset/Claymore Inflation-Linked Securities & Income Fund (2003-present), and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (2004-present).

Annual Report to Shareholders

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time Served(A)	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years

Merz, Gregory T. (1958) Vice President and Chief Legal Officer	Since 2003	14	None	Vice President and Deputy General Counsel of Legg Mason, Inc. since 2003. Formerly: Associate General Counsel, Fidelity Investments (1993-2002).

Becker, Ted P. (1951) Vice President and Chief Compliance Officer	Since 2007	14	None

Director of Global Compliance at Legg Mason (2006 to present); Managing Director of Compliance at Legg Mason & Co. (2005 to present); Chief Compliance Officer with certain mutual funds associated with Legg Mason & Co. (since 2006); Chief Compliance Officer of Legg Mason Partners Funds and certain affiliates; Managing Director of Compliance at Citigroup Asset Management (2002 to 2005). Prior to 2002, Managing Director-Internal Audit & Risk Review at Citigroup Inc.

Wachterman, Richard M. (1947) Secretary	Since 2004	14	None	Associate General Counsel of Legg Mason, Inc. since 2004. Formerly: Managing Director, Victory Capital Management, Inc. (investment management) (1993-2003).

Hughes, Wm. Shane (1968) Treasurer	Since 2006	11	None

Assistant Vice President and Manager, Funds Accounting of Legg Mason & Co., LLC since 2005. Formerly: Assistant Vice President of Legg Mason Wood Walker, Incorporated (2002-2005) and Manager, Funds Accounting, Legg Mason Wood Walker, Incorporated (1997-2005).

ADDITIONAL INFORMATION ABOUT THE CORPORATION’S DIRECTORS AND OFFICERS IS CONTAINED IN THE STATEMENT OF ADDITIONAL INFORMATION, AVAILABLE WITHOUT CHARGE UPON REQUEST BY CALLING
1-800-822-5544 OR ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE (http://www.sec.gov).

(A)

Officers of the Funds are elected annually to serve until their successors are elected and qualified. Directors of the Funds serve a term of indefinite length until their resignation, retirement in accordance with the Board’s retirement policy, or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

(B)

Each of the Independent Directors serves on the standing committees of the Board of Directors, which include the Audit Committee (chair: Arthur Mehlman), the Nominating Committee (co-chairs: Peter O’Brien and Jill McGovern), and the Independent Directors Committee (chair: Arnold Lehman).

(C)

Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Fund on the basis of their current or former employment with the Fund’s investment adviser or its affiliated entities (including the Fund’s principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

(D)	Officers of the Funds are interested persons (as defined in the 1940 Act).

Annual Report to Shareholders

Board Consideration of Batterymarch U.S. Small Capitalization Equity Portfolio’s Investment Advisory Agreement and Investment Management Agreement

At its November 2007 meeting, the Board of Directors (the “Board”), including all of the Independent Directors, approved the continuation of the Investment Management Agreement between Legg Mason Fund Adviser, Inc. (the “Manager”) and Legg Mason Charles Street Trust, Inc., on behalf of Batterymarch U.S. Small Capitalization Equity Portfolio (“U.S. Small Capitalization Equity Portfolio”), and the Investment Advisory Agreement between the Manager and Batterymarch Financial Management, Inc. (the “Adviser”) (each an “Agreement”). In voting to approve the continuation of each Agreement, the Board considered whether continuance would be in the best interest of U.S. Small Capitalization Equity Portfolio and its shareholders, an evaluation largely based on the nature and quality of the services provided under each Agreement and the overall fairness of each Agreement to U.S. Small Capitalization Equity Portfolio. In considering each Agreement, the Board did not identify any single factor or item of information as all-important or controlling. Based on its evaluation of all material factors, including those described below, the Board concluded that the terms of each Agreement are reasonable and fair and that the continuation of each Agreement is in the best interest of U.S. Small Capitalization Equity Portfolio and its shareholders.

Prior to the Board action, the Independent Directors met as a committee to consider their recommendation as to continuance of each Agreement. As part of the process to consider each Agreement, legal counsel to U.S. Small Capitalization Equity Portfolio requested certain information from the Manager and the Adviser on behalf of the Independent Directors, and in response, the Manager and the Adviser provided extensive reports that addressed specific factors designed to inform the Board’s consideration of each Agreement. Counsel also provided the Independent Directors and the Board with a memorandum detailing their responsibilities pertaining to the continuance of each Agreement.

In addition to the November meeting, the Independent Directors meeting as a committee held an additional meeting in October 2007 at which they reviewed and analyzed materials relating to each Agreement. The Independent Directors also retained independent consultants to assist them in their review and analysis of each Agreement. The Board meets at least another three times per year in order to oversee the Legg Mason Funds, including meetings at which the portfolio managers of U.S. Small Capitalization Equity Portfolio or others submit or make presentations and discuss performance, compliance and other applicable issues. The Board also drew upon its long association with the Manager, the Adviser and their personnel and the Board members’ familiarity with their culture and the manner in which the management entities have sought to strengthen and enhance themselves.

With respect to the nature, scope and quality of the services provided, the Board considered the experience and commitment of the Manager’s and the Adviser’s personnel and their efforts to build and support a strong service team. The Board also considered the nature and quality of the Adviser’s investment process. In assessing performance, the Board compared U.S. Small Capitalization Equity Portfolio’s returns to the average of an appropriate Lipper category, a specified benchmark index and a peer group of investment companies pursuing similar strategies, all over multiple time periods. The Board noted U.S. Small Capitalization Equity Portfolio’s performance record and the measures that the Manager and the Adviser were taking in an effort to achieve attractive long-term performance. The Board also considered the level of service provided by the Manager to U.S. Small Capitalization Equity Portfolio, including oversight of the transfer agent and the custodian and preparation of regulatory filings. The Board considered the Adviser’s procedures for executing portfolio transactions for U.S. Small Capitalization Equity Portfolio. The Board also reviewed the Adviser’s report on its policies and procedures for the selection of brokers and dealers and on obtaining research from brokers.

In determining whether the terms of each Agreement are reasonable and fair, the Board considered the terms and fee structure of each Agreement. In that connection, the Board considered the costs to the Manager and the Adviser in providing services to U.S. Small Capitalization Equity Portfolio and profitability for the Manager and its affiliates from their overall association with U.S. Small Capitalization Equity Portfolio. The Board reviewed information about the advisory fee schedule and overall expense ratio of U.S. Small Capitalization Equity Portfolio and comparable fee schedules and expense ratios of a peer group of funds. In considering whether any economies of scale experienced by the Manager and the Adviser in providing services to U.S. Small Capitalization Equity Portfolio were shared with U.S. Small Capitalization Equity Portfolio, the Board noted that, while U.S. Small Capitalization Equity Portfolio’s advisory fee structure does not provide for a reduction of payments, the current fees appear fair and reasonable in relation to the present asset size of U.S. Small Capitalization Equity Portfolio and the Manager has contractually agreed to waive fees. The Board also compared U.S. Small Capitalization Equity Portfolio’s advisory fee schedule to the advisory fees charged by the Manager and the Adviser to their other accounts managed in a similar style. In that connection, the Board considered the differences in the level of services provided and the differences in responsibility of the Manager and the Adviser to U.S. Small Capitalization Equity Portfolio and to the other accounts. Finally, the Board considered other benefits accruing to the Manager, the Adviser and their affiliates by virtue of their relationship to U.S. Small Capitalization Equity Portfolio.

After an evaluation of all material factors, including those in the foregoing discussion, the Board concluded that the continuation of each Agreement is in the best interest of U.S. Small Capitalization Equity Portfolio.

Batterymarch U.S. Small Capitalization Equity Portfolio

Investment Manager

Legg Mason Fund Adviser, Inc.

Investment Adviser

Batterymarch Financial Management, Inc.

Boston, MA

Transfer Agent

Boston Financial Data Services

Braintree, MA

Custodian

State Street Bank & Trust Company

Boston, MA

Counsel

Kirkpatrick & Lockhart Preston Gates Ellis LLP

Washington, DC

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

Baltimore, MD

Information about the policies and procedures that Batterymarch U.S. Small Capitalization Equity Portfolio uses to determine how to vote proxies relating to its portfolio securities is contained in the Statement of Additional Information, available without charge upon request by calling 1-888-425-6432 or on the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).

Information regarding how Batterymarch U.S. Small Capitalization Equity Portfolio voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is also available on the SEC’s website or on the Fund’s website at www.lminstitutionalfunds.com/fund_information/fund_literature/gbl_literature/proxy_report.asp.

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. You may obtain a free copy of the Fund’s portfolio holdings, as filed on Form N-Q, by contacting the Fund at the appropriate phone number, address or website listed below. Additionally, the Fund’s Form N-Q is available on the SEC’s website or may be reviewed and copied at the SEC’s Public Reference Room in Washington D.C. Information about the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. The prospectus contains this and other important information about the Fund. For a free prospectus for this or any other Legg Mason fund, visit www.leggmason.com/individualinvestors. Please read the prospectus carefully before investing.

Legg Mason Investor Services, LLC, Distributor

A Legg Mason, Inc. subsidiary

100 Light Street

P.O. Box 17635

Baltimore, MD 21297-1635

888-425-6432

LMF-854/A (02/08) TN08-1528